Exhibit 99.2

MGT Capital Investments, Inc. Establishes Special Committee to Launch Investigation

London, UK, July 11, 2011 – MGT Capital Investments, Inc. (“MGT” or “the Company”) (NYSE Amex: MGT) announced today that its Board of Directors has established a special committee to investigate potential misappropriation and/or misdirection of Company funds. MGT’s majority-owned subsidiary, Medicsight PLC (London AIM: MDST), has also launched a similar investigation.

While it is too early to determine the outcome of these investigations or the financial impact, if any, to the Company, management believes that no potential wrongdoing occurred post February 7, 2011, when the current MGT board was constituted and the current MGT officers were appointed.

In the event the investigation results in any finding of wrongdoing, the Company plans to pursue recovery and/or restitution to the fullest extent provided by law.  However, in such an event, there can be no assurance of any recovery, or that any recovery will exceed the costs of collection, the costs of any litigation (including settlements as well as legal fees) relating to this matter, or any other costs associated with this matter, including but not limited to payment of taxes or fines, and the findings of unreported claims on the Company’s assets.

SUSPENSION OF MEDICSIGHT CEO AND RESIGNATION OF MEDICSIGHT BOARD MEMBER

On July 8, 2011, the Board of Directors of Medicsight PLC announced that Allan Rowley, Chief Executive Officer of Medicsight, has been suspended from his Executive responsibilities with immediate effect pending the outcome of the investigations.  Robert Ladd, Non-Executive Director of Medicsight and interim CEO of MGT, will assume the role of interim Chief Executive Officer of Medicsight until the investigations are concluded.

Medicsight also announced that Steven Harris, a recently appointed non-executive director, has tendered his resignation from the Board of Medicsight effective immediately.

TEMPORARY SUSPENSION OF TRADING OF MEDICSIGHT STOCK ON THE AIM EXCHANGE IN LONDON

On the advice of its Nominated Advisor, Daniel Stewart & Company, Medicsight has also received a temporary suspension of trading of its ordinary shares on London’s AIM Exchange pending clarification of the Company’s financial position.

AMEX LISTING

MGT also reported today that it has been granted a one week extension by the NYSE Amex (the “Exchange”) to submit a plan of compliance demonstrating its ability to regain compliance with the Exchange listing standards within an 18 month remediation period.  The Company intends to submit such plan by July 15, 2011.

As reported on June 14, 2011, MGT announced that on June 8, 2011 it received notice from the NYSE Amex (the "Exchange") that it is not in compliance with following Exchange continued listing standards:  Section 1003(a)(i) of the Company Guide, resulting from stockholders' equity on March 31, 2011 of less than $2,000,000 and losses from continuing operations and/or net losses in two of its three most recent fiscal years; Section 1003(a)(ii) of the Company Guide with stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years; and Section 1003(a)(iii) with stockholders' equity of less than $6,000,000 and losses from continuing operations and/or net losses in its five most recent fiscal years.

Mr. Ladd commented, “MGT appreciates the Exchange’s accommodation given recent events.  Following the improvements in corporate governance implemented earlier this year, MGT has every intention of enhancing financial performance and taking steps to regain compliance with all applicable Exchange listing requirements.”

AMEX TRADING HALT UNTIL FURTHER NOTICE

The Exchange has also initiated a trading halt, to be evaluated on a day-to-day basis, pending resumption of trading of Medicsight shares on the AIM Market of the London Stock Exchange and/or the progress of the investigation.  The Company is not able to estimate when or if the trading halt will be lifted.

All forward-looking statements are made pursuant to the 'safe harbor' provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of revenue, gross profit, expenses, earnings or losses from operations, synergies or other financial items; any statements of the plans, strategies and objectives of management for future operations, including the rate of market development and acceptance of medical imaging technology; the execution of restructuring plans; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; the difficulty of aligning expense levels with revenue changes; and other risks that are described from time to time in company filings with the Securities and Exchange Commission. Such potential risks and uncertainties also include, but are not limited to, the risks described in company filings with the Securities and Exchange Commission.

Contacts:

MGT Capital Investments, Inc.
Robert Ladd, Interim Chief Executive Officer
rladd@mgtci.com

Medicsight PLC
Troy Robinson, Chief Financial Officer
Tel: +44 (0)207 605 7950

Daniel Stewart & Co
Noelle Greenaway / Oliver Rigby Tel: +44 (0) 207 776 6550
www.danielstewart.co.uk